UNITED STATES

SEUCIRITES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[ ] Soliciting Material Pursuant to Section 240.14a-12

BDC CAPITAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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  Title of each class of securities to which transaction applies: Common

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BDC CAPITAL, INC.

11974 Portland Avenue

Burnsville, MN 55337

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 22, 2006

Dear Shareholders:

This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of BDC Capital, Inc. (the "Company") for use at the Company's special meeting of Shareholders, to be held at 8:00 a.m., May 22, 2006, and at any adjournment thereof (the "Meeting"). Shares of capital stock of the Company entitled to vote at the Meeting which are represented by properly executed and dated proxies returned prior to the Meeting will be voted at the meeting in accordance with the specifications thereon. If the proxy is signed without specifying choices, the proxy will be voted FOR the proposals contained herein. The proxy also confers discretionary authority on the persons designated therein to vote on other business, not currently contemplated, which may come before the Meeting. Any shareholder giving a proxy has the right to revoke it by giving written notice to the Secretary of the Company or by duly executing and delivering a proxy bearing a later date or by attending the Meeting and giving oral notice to the Secretary at any time prior to the voting.

A complete list of the shareholders entitled to vote at the Meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder, will be kept open at the offices of the Company at 11974 Portland Avenue, Burnsville, MN, for examination by any shareholder during business hours for a period of ten (10) days immediately prior to the Meeting.

The cost of the solicitation of proxies for the Meeting will be paid by the Company. In addition to the solicitation of proxies by use of the mails, directors, officers, and employees of the Company may solicit proxies personally. The Company will request banks, brokerage houses and other custodians, nominees or fiduciaries holding stock in their names for others to send proxy materials to, and to obtain proxies from, their principals. The cost of preparing, printing, assembling, and mailing the Notice of Special Meeting, this Proxy statement, the form of proxy enclosed herewith, and any additional material, the cost of forwarding solicitation material to the beneficial owners of stock, and other costs of solicitation are to be borne by the Company.

This Proxy Statement and accompanying form of proxy will first be sent to shareholders on or about May 4, 2006.

A special meeting of shareholders of BDC Capital, Inc., a Minnesota corporation (the "Company"), will be held on May 22, 2006, at 8:00 a.m. local time, at the corporate offices, for the following purposes:

1. To elect all members of the Board of Directors.

2. To approve Carver Moquist & O'Connor, LLC as the Company's independent auditors for the coming year;

3. To approve granting the Board of Directors the authority to elect, at the Board's discretion, to withdraw the Company's election to be regulated as a Business Development Company under Section 54 of the Investment Company Act of 1940.

4. To transact such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

Only shareholders of record at the close of business on April 14, 2006, will be entitled to receive this Information Statement and notice of the Special meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,

/s/ Richard A. Pomije

Richard A. Pomije, Chief Executive Officer

Signed at: BD Capital, Inc.

Date: March 15, 2006

BDC CAPITAL, INC.

11974 PORTLAND AVENUE

BURNSVILLE, MN 55337

INFORMATION STATEMENT

FOR THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 22, 2006

INTRODUCTION

This Information Statement is being furnished to the shareholders of BDC Capital, Inc., a Minnesota corporation (the "Company"), to inform them of the special meeting of shareholders. This meeting (referred to herein as the "Special Meeting") will be held on May 22, 2006 at the corporate offices, at 8:00 a.m. local time. Only shareholders of record at the close of business on April 14, 2006 (the "Record Date") will be entitled to receive this Information Statement and to vote at the Special Meeting. This Information Statement and the Notice of Special Meeting are first being mailed to the Company's shareholders on or about May 4, 2006.

At the Special Meeting, holders of common stock (the "Common Stock") of the Company will be asked:

1. To elect all members of the Board of Directors.

2. To approve Carver Moquist & O'Connor, LLC as the Company's independent auditors for the coming year;

3. To approve granting the Board of Directors the authority to elect, at the Board's discretion, to withdraw the Company's election to be regulated as a Business Development Company under Section 54 of the Investment Company Act of 1940.

4. To transact such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

The cost of printing and distributing this Information Statement and holding the Special Meeting (including the reimbursement of certain parties for their expenses in forwarding this Information Statement to beneficial owners of the Common Stock) will be paid by the Company.

The Company's principal executive offices are located at 11974 Portland Avenue, Burnsville, Minnesota, 55337.

INFORMATION REGARDING THE PROPOSALS

GENERAL

The proposal to ratify the adoption of a resolution by the Company's Board of Directors which allows the Company to issue shares of common stock at below net asset value is described below.

ELECTION OF THE BOARD OF DIRECTORS

As of the Record Date, the Board of Directors consists of three individuals: Richard A. Pomije, Jeff Mills and Dan Janisch. The following names and background information are provided for all persons nominated to serve on the Company's Board of Directors:

Name	Age	Position
Richard A. Pomije	50	Chairman, President, CEO & Secretary/Treasurer

Jeff Mills	44	Director

Dan Janisch	58	Director

RICHARD A. POMIJE has been with eNetpc and BDC since 1982 and has served as President, Secretary, Treasurer, and a director since 1996. He had previously served in such positions from 1983 through 1992. Mr. Pomije's primary responsibilities include overall strategic planning. Mr. Pomije holds a degree in Communication Technology, Audio Technology and Technical Services from Brown Institute. Mr. Pomije also received a First Class FCC license with radar endorsement.

JEFF MILLS became a director in December 2003. Mr. Mills has worked for Xerox Corporation for the past 17 years in various operation and sales positions. He has also served as director for one private company and has served as president, owner and operator of various business ventures. Mr. Mills is a 1984 graduate of the University of Northern Iowa and has held several security licenses.

DAN JANISCH became a director in March 2005. Mr. Janisch is President and CEO of Black Diamond Capital, a private equity firm based in Minneapolis, Minnesota. He has more than 30 years of experience in business strategy development and operational execution in a wide range of industries, including manufacturing, technology, telecommunications, professional service, distribution and healthcare ranging from privately held emerging firms to Fortune 500 Companies. He has led the start-up and sale of two companies, and held corporate and or operational positions with Holiday Inns International, Honeywell Inc., and Cray Research. As president of Black Diamond Capital, Janisch is responsible for raising capital, due diligence, strategic acquisitions and operational oversight of portfolio companies. Prior to Black Diamond he was Vice President, Strategic Advisory & Turnaround group, one of the top five turnaround firms in the U.S.

A vote FOR is a vote in favor of electing the nominated Directors until the next Annual Meeting.

Compliance with Section 16(a) of the Exchange Act: As of the Record Date, the Company is not aware of any director, officer or beneficial owner of more than ten percent of the Company's common stock, who failed to file on a timely basis reports required by section 16(a) during the most recent fiscal year or prior years.

No Dissenters' Rights: Pursuant to the Minnesota statutes, the holders of the Company's Common Stock are not entitled to dissenters' rights in connection with this Election. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

NOMINATION OF CARVER MOQUIST & O'CONNOR, LLC AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE COMING YEAR

The Company's Board of Directors has selected Carver Moquist & O'Connor, LLC to serve as the Company's independent auditors for all audit work associated with the preparation of the Company's financial statements during the year ending February 28, 2006. The Board of Directors has determined that the Company's auditors for the year ending February 28, 2006, are suitably independent, and are well versed in Generally Accepted Accounting Practices and securities reporting requirements. The Company does not expect a representative of Carver Moquist & O'Connor, LLC to attend the Shareholder Meeting.

Audit Fees: The Company was billed $14,758 for the audit of its annual financial statements for the year ended February 28, 2005.

Financial Information Systems Design and Implementation Fees: The Company has paid $_0___ for directly or indirectly operating, or supervising the operation of, the Company's information system or managing the Company's local area network; order signing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company's financial statements taken as a whole.

All other fees: Fees paid for services not previously described totaled: $0.00.

No Dissenters' Rights: Pursuant to the Minnesota Statutes, the holders of the Company's Common Stock are not entitled to dissenters' rights in connection with this Election. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

A vote FOR is a vote in favor of appointing Carver Moquist & O'Connor, LLC as the Company's auditors until the next Annual Meeting.

WITHDRAWAL OF ELECTION TO BE REGULATED UNDER SECTION 54 OF THE INVESTMENT COMPANY ACT OF 1940

Background

     The Company is a closed-end investment company, which elected on December 10, 2004 to be regulated as a BDC as that term is defined in Section 54 of the Investment Company Act ("the Act"). As a BDC, the Company is subject to the Act, including certain provisions applicable only to BDCs (the "BDC Provisions"), although it is excepted from certain provisions of the Act applicable to registered closed-end investment companies. BDCs generally are provided greater flexibility with respect to management compensation, capital structure, transactions among affiliates and other matters than registered closed-end investment companies. Nevertheless, as a BDC, the Company remains subject to significant regulation of its activities, as described below under "Investment Company Act Provisions Applicable to BDC's."

     Historically, the Company intended to seek out investment securities as its core business, rather than operate businesses directly. The Company has determined, however, that in the current environment it would be better served to focus its efforts on the operation of businesses rather than act as a passive investor. In consideration of the planned future operations of the Company and its existing operations, the Board has evaluated and discussed the feasibility of the Company continuing as a BDC. The Board believes that given the changing nature of the Company's business and investment focus from investing, reinvesting, owning, holding, or trading in investment securities toward that of an operating company whose focus will be on acquisitions of controlling investments in operating companies and assets, that the regulatory regime governing BDC's is no longer appropriate and will hinder the Company's future growth. In addition, the Board believes that the Company will not be required to be regulated under the Act under these circumstances.

          On February 15, 2006, the Board unanimously approved the proposal to authorize the Board to withdraw the Company's election to be treated as a BDC as soon as practicable so that it may begin conducting business as an operating company rather than a BDC subject to the Act. If the stockholders approve this proposal to permit the Company to withdraw its BDC election, the withdrawal will become effective upon receipt by the SEC of the Company's application for withdrawal. The Company does not anticipate filing the application of withdrawal until it can be reasonably certain that the Company will not be deemed to be an investment company without the protection of its BDC election. After the Company's application for withdrawal of its BDC election is filed with the SEC, the Company will no longer be subject to the regulatory provisions of the Act applicable to BDC's generally, including regulations related to insurance, custody, composition of its Board, affiliated transactions and any compensation arrangements. If this Proposal is approved by the stockholders and the Board does not withdraw the Company's election to be treated as a BDC within six (6) months from the date of such approval, then the Company will present the matter to the stockholders again for approval prior to filing a withdrawal application.

     The Company has undertaken several steps to meet the requirements for withdrawal of its election to be treated as a BDC, including: (i) preparing a plan of operations in contemplation of such a change to the status for the Company and (ii) consulting with outside counsel as to the requirements for withdrawing its election as a BDC and exemption or exclusion from being deemed an "investment company" under the Act. As of the date hereof, the Company believes that the Company meets the requirements for filing an application to withdraw its election to be treated as a BDC.

If the proposal to withdraw the election to be treated as a BDC is approved, the Board expects to take the following actions to more fully implement its business plan:

  Undertake additional work to improve current investments made in its subsidiary companies, including potentially having cross-representation on the Boards of Directors of BDC Capital, and the subsidiaries;

  Increase the Company's investments in foreign companies. Currently the Company is prohibited to do this as a BDC under the 1940 Act;

  Form, develop and manage new companies in the international arena,;

In addition, the Company expects to remain a fully reporting company, retain a majority of independent directors and maintain an audit committee.

Investment Company Act Provisions Applicable to BDC's

     Generally, to be eligible to elect BDC status, a company must engage in the business of furnishing capital and offering significant managerial assistance to companies that do not have ready access to capital through conventional financial channels. More specifically, in order to qualify as a BDC, a company must (a) be a domestic company; (b) have registered a class of its securities or have filed a registration statement with the SEC pursuant to Section 12 of the Exchange Act; (c) operate for the purpose of investing in the securities of certain types of eligible portfolio companies, namely less seasoned or emerging companies and businesses suffering or just recovering from financial distress; (d) offer to extend significant managerial assistance to such eligible portfolio companies; and (e) file (or, under certain circumstances, intend to file) a proper notice of election with the SEC.

     The Investment Company Act of 1940 also imposes, among others, the following regulations on BDC's:

The issuance of senior equities and debt securities by a BDC is subject to certain limitations;

The issuance of warrants and options by a BDC is subject to certain limitations;

A BDC may not engage in certain transactions with affiliates without obtaining exemptive relief from the SEC;

A BDC may not change the nature of its business or fundamental investment policies without the prior approval of the stockholders;

A BDC must carry its investments at value if a public trading market exists for its portfolio securities or fair value if one does not rather than at cost in its financial reports;

The composition of a BDC's Board is restricted ( e.g ., participation by investment bankers and certain other participants is limited), in addition, a majority of the Board must be independent members and certain activities by the Company must be approved by the independent members of the Board;

There are prohibitions and restrictions on investing in certain types of companies, such as brokerage firms, insurance companies and other investment companies;

There are limits on the types of assets that a BDC may acquire. A BDC may not acquire any asset other than "qualifying assets" unless, at the time the acquisition is made, such "qualifying assets" represent at least 70% of the value of the BDC's total assets. "Qualifying Assets" generally include: (i) securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer is an eligible portfolio company. An eligible portfolio company is defined as any issuer that (a) is organized and has its principal place of business in the United States, (b) is not an investment company other than a small business investment company wholly-owned by the BDC, and (c) does not have any class of publicly-traded securities with respect to which a broker may extend credit; (ii) securities received in exchange for or distributed with respect to securities described above, or pursuant to the exercise of options, warrants or rights relating to such securities; and (iii) cash, cash items, Government securities, or high quality debt securities maturing in one year or less from the time of investment. A BDC may invest in the securities of public companies and other investments that are not "qualifying assets", but such investments may not exceed 30% of the BDC's total asset value at the time of such investment;

A BDC generally may not issue common stock at a per share price less than the then-current net asset value of the common stock without the prior approval of stockholders; and

A BDC is restricted in its ability to repurchase its shares directly from stockholders.

     If the stockholders approve this proposal and the Board withdraws the Company's election to be treated as a BDC, the Company would no longer be subject to regulation under the Act, which is designed to protect the interests of investors in investment companies. However, the Board would still be subject to customary principles of fiduciary duty with respect to the Company and its stockholders.

     As an operating company, the Company (i) would not be limited in the amount of excessive leverage that it could incur, (ii) would be permitted to issue Restricted Stock absent an order from the SEC, and (iii) would not be limited in the amounts or types of compensation that it could pay to executives.

      In addition, withdrawal of the Company's election to be treated as a BDC will not affect the Company's registration under Section 12(g) of the Exchange Act. Under the Exchange Act, the Company is required to file periodic reports on Form 10-KSB, Form 10-QSB, Form 8-K, proxy statements and other reports required under the Exchange Act. Regardless of whether the Company elects to remain as a BDC or withdraw its election to be so treated, the Company will continue to be required to file its periodic reports under the Exchange Act. Withdrawal of the Company's election to be treated as a BDC is not expected to have any affect on the Company's trading status on the OTC Bulletin Board.

Reasons for the Potential Withdrawal of the Company as a BDC

     Given the investment focus, asset mix, business and operations of the Company as planned, the Board believes that it is prudent for the Company to withdraw its election as a BDC as soon as practicable to eliminate many of the regulatory, financial reporting and other requirements and restrictions imposed by the Act discussed above. For example:

Issuance of Securities other than Common Stock. BDC's are limited or restricted as to the type of securities other than common stock which they may issue. The issuance of convertible securities and rights to acquire shares of common stock (e.g., warrants and options) is restricted primarily because of the statutory interest in facilitating computation of the Company's net asset value per share. In addition, issuances of senior debt and senior equity securities require that certain "asset coverage" tests and other criteria be satisfied on a continuing basis. This significantly affects the use of these types of securities because asset coverage continuously changes by variations in market prices of the Company's investment securities. Operating companies, including holding companies operating through subsidiaries, benefit from having maximum flexibility to raise capital through various financing structures and means.

The Company previously issued shares of preferred stock and convertible debentures which may be deemed to be "senior securities" as defined under the Act. One of the reasons for the Company's desire to withdraw as a BDC is to permit these shares of preferred stock and convertible debentures to continue to be part of the Company's capitalization, as would be permitted for a non-BDC company. Certain of these securities are owned by affiliates of the Company.

Related Party Transactions. The Act significantly restricts among other things (a) transactions involving transfers of property in either direction between the Company and most affiliated persons of the Company (or the affiliated persons of such affiliated persons) and (b) transactions between the Company and such affiliated persons (or the affiliated persons of such affiliated persons) participating jointly on the one hand and third parties on the other. To overcome these investment company restrictions, which are somewhat relaxed as applied to BDC's, requires SEC approval, which is often a time-consuming and expensive procedure, regardless of the intrinsic fairness of such transactions or the approval thereof by disinterested directors of the Company. The Company believes situations may arise in which a corporation's best interests are served by such transactions. The Board believes that stockholders are adequately protected by the fiduciary obligations imposed on the Company's directors under state corporate law, which generally requires that the disinterested members of the Board determine fairness to the Company of an interested-party transaction (provided full disclosure of all material facts regarding the transaction and the interested party's relationship with the Company is made), and SEC disclosure rules, which require the Company to include specified disclosure regarding transactions with related parties in its SEC filings.

Business Focus. The nature of the Company's business is changing from a business that intended to be in the business of investing, reinvesting, owning, holding, or trading in investment securities toward that of an operating company whose focus is on acquiring controlling interests in companies. The Board believes that BDC regulation would be inappropriate for such activities.

Issuance of Common Stock. By virtue of its BDC election, the Company may not issue new shares of Common Stock at a per share price less than the then net asset value per share of outstanding Common Stock without prior stockholder approval. Conceivably, the market prices for "BDC" stock could be lower than net asset value, making it much more difficult for the BDC to raise equity capital. While this restriction provides stockholders of an investment company with appropriate and meaningful protection against dilution of their indirect investment interest in portfolio securities, the Company's Board believes that this would essentially be irrelevant to the interests of investors in an operating company, who look to its consolidated earnings stream and cash flow from operations for investment value. The Company has not sold stock below net asset value.

Compensation of Executives. The Act limits the extent to which and the circumstances under which executives of a BDC may be paid compensation other than in the form of salary payable in cash. For example, the issuance of Restricted Stock is generally prohibited. However, the Board believes that by achieving greater flexibility in the structuring of employee compensation packages, the Company will be able to attract and retain additional talented and qualified personnel and to more fairly reward and more effectively motivate its personnel in accordance with industry practice.

Eligible Investments. As a BDC, the Company may not acquire any asset other than "Qualifying Assets" unless, at the time the acquisition is made, Qualifying Assets represent at least 70% of the value of the total assets (the "70% test"). Because of the limitations on the type of investments the Company may make, as well as the Company's total asset composition, the Company may be foreclosed from participating in prudent investment opportunities and otherwise lack diversification.

     Moreover, the Company must incur significant general and administrative costs in order to comply with the regulations imposed by the Act. Management devotes considerable time to issues relating to compliance with the Act and the Company incurs legal and accounting fees with respect to such matters. The costs of this regulation are borne by, and the protections of this regulation are for the benefit of, the stockholders of the Company. The Board believes that resources now being expended on the Act compliance matters could be utilized more productively if devoted to the operation of the Company's business. The Board has determined that the costs of compliance with the Act are substantial, especially when compared to the Company's relative size and net income, and that it would therefore be in the financial interests of the stockholders for the Company to cease to be regulated under the Act altogether.

In addition, the Board believes the Act provides the following requirements which would not be required if the election were withdrawn:

BDC Capital owns 51% to 100% of all of its subsidiary companies. Because of this, the Company can utilize the equity method of accounting, which allows the consolidation of all subsidiary and parent company financials;

Some of the Company's investments may be in foreign companies. Currently the Company is prohibited to do this as a BDC under the 1940 Act;

The Company is currently prohibited from raising capital through the issuance and sale of stock if it is sold below NAV. If the Company withdraws its election, it can raise money through the sale of its stock based on fair market value, even if that value is less than NAV;

The Company can utilize debt in a beneficial way. Currently the Company must have an asset to debt ratio of 2:1 net asset to senior security;

The Company could use preferred stock to make acquisitions;

The Company could use a stock option plan to compensate directors and others for services rendered; and

Allow for affiliated transactions that would benefit the Company.

The Board believes that the above reasons, among others, indicate that the restrictions of the Act would have the effect of dampening market interest in the Company and hindering its financial growth in the future. The Board has determined that the most efficacious way to reduce these costs, improve profitability, and eliminate the competitive disadvantages the Company experiences due to compliance with the many requirements and restrictions associated with operating as a BDC under the Act would be to withdraw the Company's election to be treated as a BDC. However, there are no assurances that withdrawal of its election to be treated as a BDC will have a beneficial effect on the Company.

Effect of Election to Withdrawal as a BDC on the Company's Financial Statements

     In the event that the Board withdraws the Company's election to be treated as a BDC and becomes an operating company, the fundamental nature of the Company's business will change from that of investing in a portfolio of securities, with the goal of achieving gains on appreciation and dividend income, to that of being actively engaged in the ownership and management of operating businesses, with the goal of generating income from the operations of those businesses.

The election to withdraw the Company as a BDC under the Act will result in a significant change in the Company's method of accounting. The differences in accounting methods are as follows:

If the election occurs the Company will need to report its investments in its subsidiaries and other investments on the historical cost method, as none of the subsidiaries or investment holdings of the Company's are publicly traded with listed market prices. The Company will undertake to have its subsidiaries audited and consolidated with the Company.

BDC financial statement presentation and accounting utilizes the value method of accounting used by investment companies, which allows BDC's to recognize income and value their investments at market value as opposed to historical cost. As an operating company, the required financial statement presentation and accounting for securities held will be either fair value or historical cost methods of accounting, depending on the classification of the investment and the Company's intent with respect to the period of time it intends to hold the investment. Change in the Company's method of accounting could reduce the market value of its investments in privately held companies by eliminating the Company's ability to report an increase in value of its holdings as they occur. Also, as an operating company, the Company would have to consolidate its financial statements with subsidiaries, thus eliminating the portfolio company reporting benefits available to BDC's.

Pursuant to APB 20 par. 34 in reporting the changes in a reporting entity, if the Board concludes that accounting changes which result in financial statements that were in effect provide unclear past financial performance, previous financial statements will be reported by restating the financial statements of all prior periods presented in order to show financial information for the new reporting entity for all periods.

     The Company does not believe that the withdrawal of its election to be treated as a BDC will have any impact on its federal income tax status, since it has never elected to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code. (Electing for treatment as a regulated investment company under Subchapter M generally allows a qualified investment company to avoid paying corporate level federal income tax on income it distributes to its stockholders.) Instead, the Company has always been subject to corporate level federal income tax on its income (without regard to any distributions it makes to its stockholders) as a "regular" corporation under Subchapter C of the Code. There will be no change in its federal income tax status as a result of it becoming an operating company.

Adverse Effect on Shareholders if Election is Withdrawn.

If the election to be treated as a BDC is withdrawn, shareholders may be adversely affected. The shareholders rights that will be lost include a requirement that a majority of the Board of Directors be independent of management, the Company will no longer have restrictions on investments and stock issuance, and officers and directors can receive stock of the Company.

Past Violations not Cured by Withdrawing Election.

Approval of the withdrawing of the election to be treated as a BDC does not cure any past violations that may have occurred. If there were any violations of the securities laws, remedies for shareholders can include a rescission of a shareholder's investment, fines and penalties, and removal of officers and directors from office. Some remedies, such as rescission, may not be effective if offered, since many shareholders who originally purchased stock from the Company may have resold their interest and no longer be shareholders of the Company.

Purpose of the Proposal; Need for Stockholder Approval

Section 58 of the Investment Company Act of 1940 provides that a BDC may not deregister as a BDC unless it is authorized to do so by a majority of its issued and outstanding voting securities. Minnesota law requires owners of 51% of the common stock must approve the proposal for the proposal to be adopted. It is not sufficient that 51% of those who attend the meeting in person or by proxy approve the proposal. The proposal must be approved by 51% of all shares outstanding. All broker non-votes will be considered a vote against the proposal.

Vote Required; Board Recommendation

Recommendation of the Board of Directors: the Board of Directors recommends a vote "for" approval of the company's proposal to withdraw as a BDC.

OTHER BUSINESS

At the date of this Proxy Statement, the Company knows of no other matters to be brought before the Meeting. If other matters should properly come before the Meeting, discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

INTERESTS OF CERTAIN PERSONS IN THE PROPOSAL

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposal to amend the Articles of Incorporation and take all other proposed actions which is not shared by all other holders of the Company's Common Stock. See "Security Ownership of Certain Beneficial Owners and Management."

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of the Company consists of the following:

Common Stock

The Company's Articles of Incorporation authorize the issuance of 2,020,000,000 shares of common stock, with a par value of $0.01 per share, of which 423,882,667 shares are issued and outstanding as of the date of this statement.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of common stock have no cumulative voting rights.

The Company does not currently anticipate paying any dividends on its common stock. In the event of a liquidation, dissolution or winding up of BDC Capital, the holders of shares of common stock are entitled to share pro-rata all assets remaining after payment in full of all liabilities, subject however, to any rights of the shareholders of preferred shares issued and outstanding at the time of such liquidation, dissolution or winding up of the Company. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Preferred Stock

Our Articles of Incorporation authorize the issuance of 20,000,000 shares of Preferred Stock, of which 20,000,000 is issued as of the date of this offering. The preferred stock may be issued in various series and may have preference as to dividends and to liquidation of the Corporation. The Board of Directors shall establish the specific rights, preferences, voting privileges and restrictions of such preferred stock, or any series thereof. Holders of preferred stock have no cumulative voting rights. The Company presently has one (1) class or series of preferred stock designated.

Series A Preferred Stock - There are twenty million (20,000,000) shares of Series A Preferred Stock authorized and issued. The Series A Preferred Stocks is non-interest bearing, does not have voting rights and is not entitled to receive dividends. Each share of Series A issued can be converted into Common Stock on a 1:1 basis (a total of 20,000,000 shares of common stock). In the event of a liquidation event, the Series A stock automatically converts into common stock based on the foregoing formula. By designation, the Series A Preferred Stock is not affected by forward or reverse splits of the Company's common stock or other adjustments to the Company's capital structure. The Series A is entitled to name three members of the Company's Board of Directors at all times.

Options

As of the date hereof, the Company has cancelled all outstanding options. The options were issued as compensation for services, and generally had a life of five years.

Warrants

As of the date hereof, the Company has 2,200 warrants outstanding with exercise prices ranging from $5.00 to $10.00 and generally have a life of five years. The warrants have been issued in connection with the Company's issuance of common stock in the Company's private placement memorandum and as compensation for consulting services. The warrants have been approved by the shareholders. All remaining options are with old employees, and will expire in 2006.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 15, 2006, the beneficial ownership of the Company's Common Stock (i) by any person or group known by the Company to beneficially own more than 5% of the outstanding Common Stock, (ii) by each Director and executive officer and (iii) by all Directors and executive officers as a group. Unless otherwise indicated, the holders of the shares shown in the table have sole voting and investment power with respect to such shares. The address of all individuals for whom an address is not otherwise indicated is 11974 Portland Ave., Burnsville, MN 55337.

Name of Beneficial Owner (1)	Number of shares	Percentage of Outstanding Shares
Nan Greenfield	40,616,416	9.6%

Steven Lange	26,113,590	6.2%

Larry Voehl	40,000,000	9.4%

Gerald Greenfield	41,236,245	9.7%

Jane Pomije	41,500,000	9.8%

Tom Pomije	41,946,731	9.9%

Thomas E. Wegner	25,000,000	5.9%

Richard A. Pomije	3,339,572(2)	Less than 1%

Jeff Mills	200,000(3)	Less than 1%

All directors and executive officers as a group (5 persons)	12,703,572	Less than 1%

(1) The securities "beneficially owned" by a person are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Commission and, accordingly, may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the right to acquire within 60 days.

(2) excludes 200,000 shares of Common Stock purchasable pursuant to the exercise of currently exercisable options.

(3) excludes 200,000 shares of Common Stock purchasable pursuant to the exercise of currently exercisable options.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the compensation paid for services rendered during the fiscal years ended February 28, 2005, February 29, 2004, and February 28, 2003 to the Chairman and Chief Executive Officer. No other officers earned cash compensation in excess of $100,000 in fiscal 2005.

Summary Compensation Table
Name and Principal Position	Fiscal Year	Salary	Other Annual Compensation
Richard A. Pomije, Chairman and CEO	2005	$96,650	$500	(2)
	2004	$5,643	$14,815	(1)
	2003	$86,000	$13,000	(1)

(1)	Automobile expenses.
(2)	Board member fees

OPTION GRANTS IN THE LAST FISCAL YEAR

The following table sets forth information regarding options granted to the Named Executive Officer during the 2005 fiscal year.

No options were granted in fiscal 2005.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

As of the date of this proxy, there were all outstanding options have been cancelled.

DIRECTORS' COMPENSATION

To date, BDC Capital, Inc. currently pays its Directors a $500.00 monthly fee.

BOARD OF DIRECTORS - COMMITTEES

2004 Committee Meetings

During the fiscal year ended February 28, 2005, the Board of Directors met approximately 6 times. Each director attended at least 100% of the total number of meetings of the Board and committees on which he or she served.

Audit Committee

The Company's Board of Directors has appointed Jeff Mills and Dan Janisch to serve on the Audit Committee.

The Company's common stock trades on the OTC Bulletin Board under the symbol BDCI. Thus, BDC Capital is not subject to NASDAQ audit committee requirements.

The Company's Articles of Incorporation do not set forth separate functions of the Audit Committee.

AVAILABLE INFORMATION

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street NE, Washington, D.C. 20549, at prescribed rates. Please call the Commission at (800) SEC-0330 for further information. Copies of such materials may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. Any shareholder may also receive a copy of any report by contacting the Company by mail at 11974 Portland Ave., Burnsville, MN 55337. The Company will provide the documents incorporated by reference without charge upon such written or oral request.

REQUEST TO VOTE, SIGN AND RETURN PROXIES

Please vote, date and sign the enclosed Proxy and return it at your earliest convenience. Any change of your proxy once you have signed it and sent it in will require a ten (10) day change of notice to the Company. Proxies may be returned via regular mail or facsimile to the Corporate offices at 11974 Portland Ave., Burnsville, MN 55337, fax (952) 890-7451.

Voting Procedures

Quorum and Voting

In accordance with the Bylaws of the Company, the presence in person or by proxy of a majority of the total number of outstanding shares of common stock entitled to vote at the Meeting is required to constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes will be considered represented at the meeting for the purpose of determining a quorum.

The shares represented by each proxy will be voted in accordance with the instructions given therein. Where no instructions are indicated, the proxy will be voted for the election of the Board of Directors as presented in the Proxy Statement, at the discretion of the persons named in the proxy, on any other business that may properly come before the Meeting.

Under applicable law and the Company's Bylaws, if a quorum is present at the Meeting, the election of the proposals will be approved if the shares voting in favor of each specified proposal exceed the shares voting against. Each stockholder will be entitled to one vote for each share of Common Stock held in the approval of each Proposal. Any other matter submitted to a vote of the stockholders at the Meeting will be approved if a majority of votes cast at the Meeting in person or by proxy vote in favor thereof.

DATED: March 15,  2006

By the Order of the Board of Directors

/s/ Richard A. Pomije

Chairman of the Board

PROXY

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF

BDC CAPITAL, INC.

TO BE HELD MAY 22, 2006

By completing and returning this proxy to BDC Capital, Inc. (the "Company"), you will be designating Richard A. Pomije, the Chief Executive Officer of the Company, to vote all of your shares of the Company's common stock as indicated below. Proxies may be returned via regular mail or facsimile to the Corporate offices at 11974 Portland Ave., Burnsville, MN 55337, fax (952) 890-7451.

Please complete this proxy by clearly marking the appropriate column(s), filling out the stockholder information and dating below, and returning it to the Company.

The undersigned expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented in this proxy. Please sign exactly as your name appears on your stock certificate(s). Joint owners should both sign. If signing in a representative capacity, give full titles and attach proof of authority unless already on file with the Company.

This proxy is being solicited by, and the proposals referenced in the Proxy Statement, are being proposed by the Board of Directors of the Company. The proposals to be voted on is not related to or conditioned on the approval of any other matter. You may revoke this proxy at any time prior to the vote thereon.

As of April 14, 2006, which is the record date for determining the stockholders who are entitled to notice of and to vote at the meeting, the Board of Directors of the Company is not aware of any other matters to be presented at the meeting. If no direction is indicated on a proxy that is executed and returned to the Company, it will be voted "For" the Amendment to the Articles of Incorporation. Unless indicated below, by completing and signing this proxy, the stockholder grants to Richard A. Pomije the discretion to vote in accordance with his best judgment on any other matters that may be presented and the meeting.

_____ Withhold direction to vote on any other matter presented at the meeting.

PROPOSAL 1 - ELECTION OF DIRECTORS. Shall the following be elected to the Board of Directors until the next Special Meeting of shareholders:

                                                                                                  YES       NO      ABSTAIN

                                                                Richard A. Pomije     _____     _____     _____

                                                                Jeff Mills                   _____     _____     _____

                                                                Dan Janisch              _____     _____     _____

PROPOSAL 2 - APPOINTMENT OF CARVER MOQUIST & O'CONNOR, LLC AS AUDITORS. Shall Carver Moquist & O'Connor, LLC be appointed as independent auditors for the Company:

                                                                                                  YES       NO      ABSTAIN

                                                                                                _____     _____     _____

PROPOSAL 3 - WITHDRAWAL AS BUSINESS DEVELOPMENT CORPORATION. Shall the Board of Directors be granted the authority, it its discretion, to withdraw the Company's election to be regulated as a Business Development Company under Section 54 of the Investment Company Act of 1940?

                                                                                                  YES       NO      ABSTAIN

                                                                                                _____     _____     _____

___________________________________                         ____________________________________

Shareholder Signature                                                             Shareholder Signature

Printed Name:______________________                             Printed Name:________________________

Number of Shares: _________________